                            ASSET PURCHASE AGREEMENT

                                    between

                          MORGAN NEWSOME MONROE, INC.
                                   ("SELLER")

                                      and

                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
                                   ("BUYER")



                            Dated November 18, 1996

                               TABLE OF CONTENTS

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
SECTION 1. PURCHASE AND SALE OF ASSETS........................  1

1.1 Assets to be Transferred..................................  1

(a) Personal Property.........................................  1

(b) Inventories...............................................  1

(c) Real Property.............................................  2

(d) Real Estate Site Leases...................................  2

(e) Leasehold Improvements....................................  2

(f) Permits, Licenses and Authorizations......................  2

(g) Advertising Contracts and Agreements......................  2

(h) Accounts Receivable.......................................  2

(i) Prepaid Expenses..........................................  2

(j) Intangibles...............................................  2

(k) Computer Hardware and Computer Software...................  3

(l) Barter and Trade Receivables..............................  3

(m) Records...................................................  3

(n) New Builds................................................  3

1.2 Access to Seller Records..................................  3

1.3 Consideration.............................................  3

1.4 Net Working Capital.......................................  4

1.5 Closing Cut-off...........................................  4

1.6 Allocation of Consideration...............................  5

1.7 Assumption of Liabilities.................................  5

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER...........  5

2.1  Organization and Good Standing...........................  6

2.2  Authorization............................................  6

2.3  Absence of Violation.....................................  6

2.4  Binding Obligation.......................................  6



2.5  Consents................................................  6

2.6  Financial Statements....................................  6

2.7  Accounts Receivable.....................................  7

2.8  Conduct of Business and Absence of Adverse Change.......  7

2.9  Taxes...................................................  8

2.10 Licenses and Authorizations.............................  8

2.11 ........................................................  8

2.12 Real Property...........................................  8

2.13 Other Contracts and Commitments.........................  8

2.14 Insurance...............................................  9

2.15 Franchises, Trademarks, Patents, Etc....................  9

2.16 Reports.................................................  9

2.17 Books and Records.......................................  9

2.18 Title to Assets and Warranties..........................  9

2.19 Employees............................................... 10

2.20 Labor Relations......................................... 10

2.21 Environmental Matters................................... 10

2.22 Compliance with Applicable Laws......................... 10

2.23 Transactions with Related Parties....................... 11

2.24 Advertisers............................................. 11

2.25 Trade Outs.............................................. 12

2.26 Broker's or Finder's Fees............................... 12

2.27 [Deleted]............................................... 12

2.28 Litigation and Disputes................................. 12

2.29 Copies of Documents..................................... 12

2.30 Disclosure.............................................. 12

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER........... 12

3.1  Organization and Standing............................... 12

3.2  Authorization........................................... 12


3.3  Absence of Violation...................................................  12

3.4  Binding Obligation.....................................................  13

3.5  Litigation and Disputes................................................  13

3.6  Consents...............................................................  13

3.7  Disclosure.............................................................  13

SECTION 4.  AFFIRMATIVE COVENANTS OF SELLER.................................  13

SECTION 5.  NEGATIVE COVENANTS OF SELLER....................................  15

SECTION 6.  ADDITIONAL UNDERTAKINGS AND COVENANTS...........................  16

6.1  Announcements and Disclosures..........................................  16

6.3  Covenant Not To Compete Agreement by Monroe............................  16

6.4  Covenant Not to Compete and Sale of Name by Newsome....................  16

SECTION 7.  CLOSING.........................................................  17

7.1  Closing................................................................  17

7.2  Deliveries by Seller...................................................  17

7.3  Deliveries by Buyer....................................................  18

7.4  Control of Business....................................................  18

SECTION 8.  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION:
            REMEDIES........................................................  18

8.1  Survival of Representations............................................  18

8.2  Indemnification by Seller..............................................  18

8.3  Indemnification by Buyer...............................................  19

8.4  Indemnification Procedures.............................................  19

SECTION 9.  CONDITIONS PRECEDENT............................................. 21

9.1  Buyer's Performance..................................................... 21

9.2  Seller's Performance.................................................... 21

SECTION 10.  ESCROW PROVISIONS..............................................  21

10.3  Disposition Of Deposit in the Event the Closing does Not
      Occur.................................................................  21

10.4  Disposition Of Deposit in the Event the Closing Does
      Occur.................................................................  22

10.5  Provisions as to Escrow Agent.........................................  22

SECTION 11.  MISCELLANEOUS..................................................  23

11.1  Additional Actions and Documents......................................  23

11.2  Expenses..............................................................  23

11.3  Entire Agreement; Amendment...........................................  23

11.4  Waiver................................................................  23

11.5  Severability..........................................................  23

11.6  Confidentiality.......................................................  24

11.7  Governing Law.........................................................  24

11.8  Notices...............................................................  24

11.9  Headings..............................................................  25

11.10  No Third Party Beneficiaries.........................................  25

11.11  Execution in Counterparts............................................  25

11.12  Binding Effect.......................................................  26

11.13  Attorneys' Fees......................................................  26

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS AGREEMENT, made and entered into this 18th day of November, 1996 by and between MORGAN NEWSOME MONROE, INC., a South Carolina corporation ("Seller"), ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP, a Minnesota limited partnership ("Buyer") and PHILLIP J. NEWSOME ("Newsome"), RODNEY R. MONROE ("Monroe") and JOHN F. MORGAN ("Morgan") (referred to collectively as "Principals").

     WHEREAS, Seller owns and operates certain outdoor advertising structures, shop and office equipment, vehicles, furniture, fixtures, leasehold improvements and other assets used in connection with the outdoor advertising business conducted principally in and around Charleston, Florence, Laurens and Orangeburg, South Carolina, under the name and style of "Newsome Outdoor Advertising" (such business, together with the properties and assets used or usable in the operation thereof, are herein referred to as the "Business");

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of the properties and assets used and useable in connection with the Business, all subject to the terms and conditions hereinafter set forth,

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1.  PURCHASE AND SALE OF ASSETS.
                 ---------------------------

     1.1 Assets to be Transferred. Subject to and in reliance upon the representations, warranties and agreements herein set forth, and subject to the terms and conditions herein contained, on the Closing Date (defined in Section
7), Seller agrees to convey, sell, assign, transfer and deliver to Buyer, and to perform all of its obligations pursuant to this Agreement, and Buyer agrees to perform all of its obligations pursuant to this Agreement and to purchase and accept, all of the properties, assets, and business, of every kind and description, wherever located, constituting all of the assets and properties used or useable in the Business (collectively the "Assets"). The Assets include but are not limited to the following:

     (a) Personal Property. All painted bulletins, poster panel and other outdoor advertising displays and structures, wherever located, and all machinery, equipment, vehicles, furniture, tools, spare parts and other tangible personal property used or useable in the operation of the Business together with such additions, modifications and replacements thereto (and subject to deletions therefrom in connection with any such replacements) as may be made by Seller in the ordinary course of business between the date of such Schedule and the Closing Date.

     (b) Inventories. All inventories of materials, work-in-progress, finished products and supplies used or useable in the operation of the Business as of the Closing Date.

     (c) Real Property. All real property owned by Seller as of the Closing Date, including, specifically, the Real Property listed on Schedule 1.1(c) hereto.

     (d) Real Estate Site Leases. The leases, licenses, easements and other agreements granting to Seller the right to place and construct outdoor advertising displays on real property in effect on the Closing Date together with-all of Seller's improvements on the real property which is the subject matter of such leases and rights and appurtenances thereto, including any renewals, extensions, amendments or modifications thereof and including all prepaid rents thereunder (to the extent such are included as Current Assets in the calculation of Net Working Capital and any additional agreements and leases made or entered into by Seller in the ordinary course of business between the date of this Agreement and the Closing Date (the "Site Leases"). Between the date of this Agreement and the Closing Date, Seller shall not terminate any Site Lease except those which lapse or are terminated in the ordinary course of business in accordance with their terms.

     (e) Leasehold Improvements. All leasehold improvements located on the premises used by Seller as its offices, plant and warehouse.

     (f) Permits, Licenses and Authorizations. The permits, licenses, permits and authorizations used or useable in the operation of the Business.

     (g) Advertising Contracts and Agreements. All contracts and orders for the renting of outdoor advertising displays and all other agreements commitments, executory contracts and orders relating to the contracts, including any renewals, extensions, amendments or modifications thereof, and any additional agreements, commitment, executory contracts and orders made or entered into by the Seller in the ordinary course of business between the date of this Agreement and the Closing Date (the "Advertising Contracts"). Between the date of this Agreement and the Closing Date, Seller shall not terminate any such contracts or agreements except those which lapse or are terminated in the ordinary course of business in accordance with their terms.

     (h) Accounts Receivable. All advertising revenue receivable and other accounts receivable of Seller at face value as of the Closing Date (the "Accounts Receivable").

     (i) Prepaid Expenses. All prepaid expenses and other prepaid items relating to the Business.

     (j) Intangibles. All copyrights and applications therefor, trademarks, service marks, trade secret rights, patents, patent rights, trade names, tradename rights or other similar rights used or useable in the Business including, specifically, any logo or mark used in connection therewith and the good will of the Business as a going concern, including lists of customers and suppliers, correspondence, purchase orders and the general intangibles of the Business.

     (k) Computer Hardware and Computer Software. The computer hardware and, to the extent assignable, computer software used or useable in the Business, together with copies of source code, instruction manuals and other data for the effective use thereof.

     (l) Barter and Trade Receivables. Barter and trade credits or receivables existing on the Closing Date.

     (m) Records. All logs, books, business and financial records (or true copies thereof) maintained by or on behalf of Seller and advertising material used by Seller in connection with or relating to the Business other than stock transfer and minute books.

     (n) New Builds. The new outdoor advertising structures constructed or to be constructed prior to Closing set forth on the attached schedule 1.1(n) hereinafter the "New Builds."

     1.2 Access to Seller Records. Seller shall afford Buyer and its employees and agents access from and after the date hereof to all other documents and information in Seller's possession as may be reasonably necessary to enable Buyer to conduct due diligence (in addition to the due diligence previously conducted by Buyer under the Letter of Intent dated September 10, 1996) and plan for and see to the efficient and proper conduct of the Business and administration of the Assets from and after the Closing Date, including, without limitation, all historical files, records and, to the extent permitted by law, historical personnel data in connection with the Business.

     1.3 Consideration. The purchase price for the Assets shall be paid as follows:

          (a) Upon the execution of this Agreement, Buyer shall pay the sum of Fifty Thousand and No/100 ($50,000.00) Dollars (the "Deposit") to the Escrow Agent to be held in accordance with Section 9 of this Agreement. The Deposit is currently being held by Escrow Agent pursuant to a letter of intent between the Buyer and Seller dated September 10, 1996, and Escrow Agent is hereby authorized and directed by Buyer and Seller that henceforth the Earnest Money shall be held by the Escrow Agent pursuant to Section 10 of this Agreement.

          (b) At the Closing, Buyer shall pay the Seller the amount of $13,350,000.00 less credit for the Deposit, by wire transfer of immediately available funds to Seller's counsel's trust account; and

          (c) Buyer shall pay the Seller an amount equal to the Net Working Capital (as hereinafter defined) in accordance with the provisions of Section
1.4 by wire transfer of immediately available funds to an account designated by Seller; and

          (d)   assume the Assumed Liabilities (as hereinafter defined).

     1.4  Net Working Capital.  Within fifteen (15) days of the

Closing, the Seller will deliver to the Buyer a schedule of the Net Working Capital of the Seller as of the Closing, which schedule will be prepared in a manner consistent with the preparation of the Financial Statements (as hereinafter defined) and shall reflect the Current Assets (as hereinafter defined) of the Seller and the Current Liabilities (as hereinafter defined) of the Seller as of the Closing Date. Within five (5) days of receipt of such schedule, Buyer shall review said schedule and the Seller and the Buyer agree to resolve within five (5) days thereafter any objections raised by the Buyer with respect thereto so that the schedule referred to herein is mutually acceptable to the Seller and the Buyer. Upon the final determination thereof, the amount of Net Working Capital shall be paid by the Buyer to the Seller in cash. As used in this Agreement, "Net Working Capital" means, as of a given date, the excess of Current Assets over Current Liabilities. For purposes of this Agreement, "Current Assets" means accounts receivable (trade) at their face value, account receivables (other) at their face value, inventory at its cost to Seller, prepaid lease expenses and prepaid other expenses of the Seller to the extent that the Buyer receives the benefit thereof. For purposes of this Agreement, "Current Liabilities" means accrued lease expenses, customer deposits, accrued tangible property tax for the year 1996 (which if paid by the Date of Closing shall become "prepaid other expenses") and the estimated completion costs of any New Builds which have not been constructed by the Closing.

     1.5 Closing Cut-off. The expenses of the Business accrued to twelve o'clock midnight of the day prior to the Date of Closing shall, except as otherwise provided in this Agreement, be for the account of Seller and thereafter shall be for the account of Buyer. The items to be prorated hereunder shall include but not be limited to items such as power and utility charges (to be estimated based upon prior billing period); property taxes assessed during the year in which the Closing Date occurs (to be estimated based on prior year's taxes, if current year has not been billed). Seller shall pay all payroll taxes for its employees for periods of employment with the Seller, Buyer shall pay all payroll taxes for its employees for periods of employment with the Buyer and payroll taxes shall not be prorated. Wages and commissions (including commissions based on sales reflected in accounts receivable), vacation pay or allowances, sick pay, severance pay and all related payroll costs or accrual therefor for employees of Seller shall not be prorated and shall be discharged by Seller on or before the Closing Date. Insurance premiums and nontransferable permit or license fees shall not be prorated and do not constitute a part of the Assets.

     There shall be no proration of prepaid unearned Advertising Contracts so long as the maximum amount of prepaid unearned Advertising Contracts does not exceed Sixty Thousand and No/100 ($60,000.00) Dollars. From the date of this Agreement to the Closing, Seller shall not modify or accelerate its billing practices or procedures. Buyer shall receive the revenue from all billings for periods after November 30, 1996.

     Seller agrees to leave its lease rent bank account open for ninety (90) days after the Date of Closing and its general checking account open for sixty (60) days after the Date of Closing.

     Prorations shall be finally determined on and as of the Closing Date. Seller shall prepare for the Closing a list, certified by Seller to be true and correct, delineating the allocation specified in this Section.

     1.6 Allocation of Consideration. Buyer and Seller agree to allocate the consideration payable hereunder prior to the Closing Date in a manner consistent with Internal Revenue Code Section 1060 and the Regulations promulgated thereunder and agree to timely file Internal Revenue Service Form 8594, and to take all actions consistent therewith. Nothing in this Agreement shall be construed to mean that a party hereto or other person (a) must use, for any one or more purposes, any price or other allocation provided for in this Agreement if such party or person reasonably believes that such use is not in accordance with law, or (b) must make, or cooperate in the making of, any return or report to any governmental authority in any manner that such person or such party reasonably believes is not in accordance with law.

     1.7 Assumption of Liabilities. At the Closing, Buyer shall assume and agree to pay the following liabilities of Seller (collectively the "Assumed Liabilities"): (i) obligations arising after the Closing Date under the Site Leases and the Advertising Contracts; (ii) the Current Liabilities of Seller in connection with the operation of the Business arising in the ordinary course of the Business and in existence on the Closing Date to the extent included in the determination of Net Working Capital contemplated by Section 1.4 hereof; (iii) barter and trade liabilities existing on the Closing Date to the extent that they do not exceed the realizable fair market value of the barter and trade credits and receivables existing on the Closing and acquired pursuant to Section
1.1 hereof; (iv) the responsibility and liability arising after the Closing Date for the matters set forth on Schedule 2.28; (v) one-half (1/2) of the total of any Site Lease rent checks not presented for payment at Seller's bank within ninety (90) days of the Date of Closing; (vi) any accounts payable which have been paid by checks that have not been presented for payment at Seller's bank within ninety (90) days from the Date of Closing to the extent Seller has paid Buyer the amount thereof. Except for the Assumed Liabilities, Buyer is not hereby agreeing to assume and Buyer shall have no obligation to pay any liability of Seller or pertaining to the Assets or the Business of any nature whatsoever, contingent or otherwise. Without limiting the generality of the foregoing, it is specifically understood that the Buyer does not assume any employment contract, severance liability, litigation (except as provided in this Agreement), or accrued commissions. Seller agrees that the Assets conveyed to Buyer on the Closing Date pursuant to this Agreement will be conveyed to Buyer and received by Buyer free and clear of all liens and encumbrances.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Buyer that as of the date hereof and the Closing Date:

     2.1 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all the corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby. Seller has disclosed to Buyer and Buyer consents that Seller intends to liquidate and dissolve its corporate entity following the Closing.

     2.2 Authorization. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the boards of directors and shareholders of the entities constituting the Seller. Seller has taken all action necessary for Seller to enter into this Agreement and for Seller to consummate the transactions contemplated hereby.

     2.3 Absence of Violation. Except as is set forth in this Agreement, to the best of Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or a default under, or conflict with, any term or provision of the Articles of Incorporation or bylaws of Seller or any contract or agreement where such violation or breach would have a material adverse effect on the Business as a whole.

     2.4 Binding Obligation. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms. Each document and instrument to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Seller, enforceable in accordance with its terms.

     2.5 Consents. Seller is not subject to any statute, law, ordinance, regulation, rule determination, order, judgment, writ, injunction, decree, charter, or bylaw, which would prevent the execution or delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.6 Financial Statements. Seller has delivered to Buyer true, correct and complete copies of the financial statements described in Schedule 2.6 hereto (the "Financial Statements"). The Financial Statements: (a) are true, correct and complete in all material respects, (b) are in accordance with the books and records of Seller, (c) present fairly the financial position of Seller as of their respective dates, and the results of operations and changes in financial position for the respective periods indicated, and (d) are prepared in accordance with other comprehensive basis of accounting principles ("OCBOA") consistently applied during the periods involved. All prepaid expenses, if any, included in any Financial Statement represent payments theretofore made or incurred, the benefit and advantage of which may be obtained and enjoyed by Buyer. Seller does not have, and on the Closing Date, Seller will not have any liabilities required to be reflected in the Financial Statements which are not fully reflected on or reserved against in the Financial Statements other than (i) such liabilities as are disclosed herein or in any Schedule hereto or (ii) liabilities incurred by Seller between the date of the last Financial Statement and the Closing Date in the ordinary course of business and consistent with the limitations and restrictions contained in this Agreement.

     2.7 Accounts Receivable. The accounts receivable of Seller reflected in the Financial Statements are accounts which were generated by Seller with genuine expectation of collection thereof.

     2.8 Conduct of Business and Absence of Adverse Change. Since the date of the most recent Financial Statement, there has been no material adverse change in the business, operations, prospects, assets, properties or commitments of Seller or in the condition (financial or otherwise) of the Business, and no fact or condition exists or to Seller's knowledge is contemplated or threatened which might cause such material adverse change in the future. Since the date of the most recent Financial Statement), the Business has been conducted only in the ordinary course, and Seller has not (a) incurred material loss of, or injury to, the assets or properties of the Business as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other cause; (b) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance any of its assets or properties; (c) sold, exchanged, transferred or otherwise disposed of any of its assets or properties, or cancelled any debts or claims, except in each case in the ordinary course of business; (d) written down the value of any assets or properties or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material to it;
(e) entered into any transactions other than in the ordinary course of business;
(f) increased the rate of compensation payable, or to become payable, by it to any of its employees that Buyer intends to hire (and has informed Seller of such intention), over the rate being paid to them on the date of the most recent Financial Statement except for increases to such compensation made in the ordinary course of business, consistent with prior employee evaluation practices and compensation policies of Seller and severance payments made in conjunction with this transaction; (g) made or permitted any amendment or termination of any contract, agreement or license to which it is a party or which it owns, otherwise than in the ordinary course of business; (h) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (j) made any change in any method of accounting or accounting practice or any credit collection or payment practice except in the ordinary course of business; or (k) agreed, whether in writing or not, to do any of the foregoing. From the date hereof, Seller will not, without Buyer's approval, directly or indirectly, do or agree to do any of the foregoing.

     2.9 Taxes. Seller has filed all federal, state, county and local income, excise, property, withholding, workers unemployment compensation, franchise or doing business and other tax returns which are required to be filed by Seller; and such returns are true, correct and complete in all material respects. Seller has paid or will pay all Taxes, estimated taxes, interest, penalties, assessments and deficiencies which have become due in respect of such Taxes. There are no liens outstanding for any Taxes upon any of the Assets except for the continuing lien of property taxes for the current and future years. For the purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, excise, property, sales, and franchise taxes, imposed with respect to the Business or the transactions contemplated hereby by the United States, or any state, county, local, or foreign government or a subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

     2.10 Licenses and Authorizations. On the date hereof, Seller has to the best of Seller's knowledge, the licenses, permits and authorizations which are required for the operation of the Business as operated by the Seller on the date hereof.

     2.11 Deleted.

     2.12 Real Property. Attached hereto as Schedule 1.1(c) is a complete and accurate list of all real property and interests in real property owned by the Seller (the "Real Property"). The Seller has and, at the Closing, will have good and marketable title to the Real Property, and it will be conveyed free and clear of any mortgage, pledge, lien, encumbrance, charge, or security interest. The Real Property constitutes all real estate or interest in real estate necessary to operate the Business. There is no pending, or to the Seller's knowledge, threatened condemnation or similar proceeding that would adversely affect or impair the rights of the Buyer with respect to such Real Property or would adversely affect or impair the operation of the Business thereon. All improvements on the Real Property are in good repair (ordinary wear and tear for comparable properties excepted).

     2.13 Other Contracts and Commitments. Except for the Site Leases and the Advertising Contracts (the "Scheduled Contracts") Seller is not a party to any oral or written (i) contract for the employment of any officer, employee, consultant or independent contractor; (ii) license agreement or sales agency, advertising, or brokerage contract; (iii) contract with any labor organization or other collective bargaining unit; (iv) contract for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $5,000 over its remaining term (including periods covered by any option to renew by either party); (v) contract for the purchase, sale or lease of any real estate or other properties; (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or agreement; (vii) agreement or arrangement for the sale of any of its assets or properties or the grant of any preferential rights to purchase any of its assets, properties or rights, other than in the ordinary course of business; (viii) contract which contains any provisions requiring Seller to indemnify any other party thereto; (ix) joint venture agreement or arrangement or other agreement involving the sharing of profits; (x) outstanding loan to any person or entity or receivable due from any shareholder of Seller or persons or entities controlling, controlled by or under common control with Seller; (xi) other contract, commitment or agreement which by its terms does not terminate or is not terminable by Seller within 30 days or upon 30 days' (or less) notice; or (xii) contract, commitment or agreement with or to any Seller or any entity in which any Seller has a material interest.

     2.14 Insurance. None of the insurance is being assigned and Seller shall cancel all such insurance after Closing.

     2.15 Franchises, Trademarks, Patents, Etc. Except for the tradename "Newsome Outdoor Advertising," Seller owns or licenses no franchises, licenses, trademarks, trade names, service marks, service names, copyrights, patents and applications which are used in the operation of the Business. Seller has received no written notice to the effect that any service or publication rendered by Seller may infringe any trademark, trade name, copyright or patent, trade secret or legally protectable right of another.

     2.16 Reports. All returns, reports and statements relating to the Business currently required to be filed by Seller with any governmental instrumentality have been filed and complied with and are true, correct and complete. All such reports, returns and statements shall continue to be filed on a current basis until the Closing Date, and will be true, correct and complete.

     2.17 Books and Records. The books of account and other records of Seller are complete and accurate, and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

     2.18 Title to Assets and Warranties. Seller is conveying the Assets to Buyer free and clear of all liens, mortgages, pledges, and encumbrances. Except as set forth in this Agreement, to the best of Seller's knowledge, Seller has good and marketable title to the Assets. Seller is not warranting and Buyer acknowledges and agrees that it is Buyer's responsibility to obtain all necessary consents relative to the transfer of the Site Leases, Advertising Contracts and permits for railroad right-of-way locations. BUYER ACKNOWLEDGES AND AGREES THAT IT HAS HAD THE OPPORTUNITY TO CONDUCT ITS OWN "DUE DILIGENCE" INSPECTION OF THE ASSETS AND FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS MADE BY SELLER IN THIS SECTION 2 OF THIS AGREEMENT, SELLER IS CONVEYING THE ASSETS "AS IS" AND SELLER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTIES, REPRESENTATIONS, OR COVENANTS OF ANY KIND OR CHARACTER WHATSOEVER WITH RESPECT TO THE ASSETS EITHER EXPRESS OR IMPLIED.

     2.19 Employees. Seller has no employee benefit plans, personnel policies, employee benefit brochures or handbooks, personnel brochures or handbooks, contracts with employees, deferred compensation agreements, pension, profit sharing and retirement plans, and other agreements with employees of Seller (collectively, the "Employee Agreements"). Seller is discontinuing its Business and terminating all of its employees effective as of the Date of Closing.

     There are no "employee benefit plans" ("Plans") as such term is defined in
Section 3 (3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by Seller or under which Seller has any liability.

     2.20 Labor Relations. None of Seller's employees are represented by any union. There are no strikes, work stoppages, grievance proceedings or other controversies pending or to Seller's knowledge threatened between Seller on the one hand, and, on the other hand, any employees of Seller or any union or other collective bargaining unit representing such employees. Seller has complied and is in compliance with all laws and regulations relating to the employment of labor, including (without limitation) provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunity, and the withholding of income taxes and social security contributions that are applicable to Seller.

     2.21 Environmental Matters.  To the best of Seller's knowledge:

          (a) Seller is, and has been, in material compliance with all applicable federal, state and local environmental protection laws, rules, regulations and orders applicable to it or the conduct of its business;

          (b) There are not, and have not been claims of noncompliance against Seller relating to the materials or substances produced, discharged, released or emitted from or by Seller or its business;

          (c) Seller has all permits and other approvals required for the generation, handling, treatment, storage and disposal of wastes produced in its business and the storage, treatment, discharge, emission and disposal of hazardous waste, hazardous substances, pollutants, contaminants, materials, products and by-products from its business; and

          (d) There has been no intentional disposal of hazardous substances, wastes, pollutants, contaminants, materials, products or by-products by Seller and no discharge, disposal, spill or intentional release of hazardous substances, wastes, pollutants, contaminants, materials, products or by-products by Seller which Seller is required by law to report to any governmental agency.

     2.22 Compliance with Applicable Laws. Except as set forth in Schedule 2.28 attached hereto and to the best of Seller's knowledge, Seller has complied and is in substantial compliance with all statutes, laws, ordinances, regulations, rules, orders, determinations, writs, injunctions, awards, judgments and decrees applicable to Seller, to the Assets, or to the operation and conduct of the Business. To the best of Seller's knowledge, no employee, agent, representative or other person acting on the authority of Seller has paid or received any bribe or other unlawful payment of money or other thing of value, or furnished or been given any other unlawful inducement to or from any person, business association or governmental entity in the United States or elsewhere in connection with or in furtherance of the business of Seller and Seller's business is not in any manner dependent upon the making or receipt of such payment, discounts or other inducements.

     2.23 Transactions with Related Parties. Except for shareholder loans, no present or former officer or director or shareholder of Seller or a Predecessor, and no affiliate of such an officer or director or shareholder, is currently a party to any transaction with Seller, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such officer, direct or, shareholder or affiliate. There are no commitments to and no income reflected in the Financial Statements has been derived from any affiliate of Seller or a Predecessor and, following the Closing, Buyer shall have no obligation of any kind or description to any such affiliate. No expense relating to the operation of the Business has been borne by an affiliate of Seller or a Predecessor. Seller has no reason to believe that any income reflected on the Financial Statements is dependent upon or conditioned on the Business's affiliation with any affiliate and has no reason to believe that any income source will not be available to Buyer after Closing due to lack of such affiliation. Seller has no reason to believe that any expense reflected on the Financial Statements will be affected by loss of the Business' affiliation with any affiliate and has no reason to believe that any expense will increase for Buyer after the Closing due to the lack of such affiliation. As used in this Agreement, "affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, shareholder, partner or investor or in such entity or of or in any affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity; and "control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

     2.24 Advertisers. Seller does not have any information and has no reason to believe that any of such advertisers intend to cease advertising with the Business, nor has any information been brought to the attention of Seller which might reasonably lead it to believe any of such advertisers intends to alter the amount of such purchases.

     2.25 Trade Outs. There are no trade or barter agreements of Seller (advertising exchanged for goods and services with third parties) as of the date hereof.

     2.26 Broker's or Finder's Fees. No agent, broker, investment banker, or other person or firm acting on behalf of Seller or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

     2.27 [Deleted]

     2.28 Litigation and Disputes. Attached hereto as Schedule 2.28 is a list of litigation or threatened litigation matters or administrative proceedings to which Seller is a party. At Closing, Buyer shall assume the responsibility and liability arising after Closing for the matters set forth on Schedule 2.28. At Closing Seller and Buyer shall execute the necessary documents to substitute Buyer as the party in all of the matters listed on Schedule 2.28.

     2.29 Copies of Documents. True, correct and complete copies of all Site Leases, Advertising Contracts, insurance policies, mortgages, indentures, notes, leases, agreements, contracts and other instruments and documents listed in all Schedules attached hereto have been heretofore made available to Buyer.

     2.30 Disclosure. The representations and warranties by Seller in this Agreement do not contain any untrue or misleading statement of material fact or omit any material fact known to Seller and necessary to make the statements contained therein not materially misleading.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER.
                ---------------------------------------

     Buyer hereby represents and warrants to Seller that as of the date hereof and the Closing Date:

     3.1 Organization and Standing. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Minnesota. Buyer has all the partnership power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby and thereby.

     3.2 Authorization. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized. Buyer has taken all partnership action necessary for Buyer to enter into this Agreement and for Buyer to consummate the transactions contemplated hereby and thereby.

     3.3 Absence of Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or a default under, or conflict with, any term or provision of the partnership agreement of Buyer or any contract, commitment, indenture, lease or other agreement to which Buyer is a party or by which Buyer is bound.

     3.4 Binding Obligation. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with the respective terms. Each document and instrument to be executed by Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyer, enforceable in accordance with its terms.

     3.5 Litigation and Disputes. There are no actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or, to the knowledge of Buyer, reasonably anticipated against or affecting Buyer or its assets, properties or business, or this Agreement, at law or in equity or admiralty, before or by any arbitrator or governmental authority, and Buyer is not operating under, subject to or in default with respect to, any order, writ, injunction, decree or judgment or any court or governmental authority. Buyer is not currently involved in any dispute with any of its agents, suppliers, business consultants to other independent contractors affecting it or its assets, properties or business.

     3.6 Consents. Buyer is not subject to any statute, law, ordinance, regulation, rule, determination, order, judgment, writ, injunction, decree, charter, bylaw, mortgage, deed of trust, indenture, note, agreement, commitment, lease, contract, instrument or other restriction of any kind or character whatsoever which would prevent the execution or delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, or would result in any penalty, forfeiture or contract termination as a result thereof, without the consent of the holders of or parties to such instruments or any other parties.

     3.7 Disclosure. The representations and warranties by the Buyer in this Agreement do not contain any untrue or misleading statement of material fact or omit any material fact known to Buyer and necessary to make the statements contained therein not materially misleading.

     SECTION 4. AFFIRMATIVE COVENANTS OF SELLER. Between the date of this Agreement and the Closing Date, Seller will:

          (a) Continue to operate the Business in the usual and ordinary course of business, in conformity with all applicable laws, ordinances, regulations, rules and orders, and consistent with past practice (including expenditures for capital improvements and expenditures for advertising to promote the Business).

          (b) Use its best efforts to preserve the Business intact and to preserve the goodwill and business of the advertisers, suppliers and others having business relations with Seller, and continue to conduct the financial operations of the Business, including its credit and collection policies, with the same effort, to the same extent and in the same manner as in the prior conduct of the business of Seller. Without limiting the generality of the foregoing, Seller shall not, after the date hereof and prior to the

Closing Date, accelerate the collection of any account receivable, provide any inducement to any advertiser to prepay any account receivable or to otherwise modify its normal collection practices. Seller will use its best efforts to consummate the transaction contemplated hereby and will not voluntarily take any course of action inconsistent with the consummation of such transactions.

          (c) Provide Buyer and representatives of Buyer with reasonable access during normal business hours to the properties, titles, contracts, books, files, logs, records and affairs of Seller, and furnish such additional information concerning the Business as Buyer may from time to time reasonably request it being understood, however, that no such investigation shall affect the representations and warranties of Seller or the conditions to Closing contained in this Agreement.

          (d) Maintain all the Assets in their present good operating condition, repair and order, reasonable wear and tear in ordinary usage excepted, and maintain the inventories of the Business at the levels normally maintained for the Business.

          (e) Maintain the books, accounts and records of the Business in the usual and ordinary manner and deliver to Buyer copies of monthly operating statements and balance sheets for the Business and any other information concerning the financial condition of the Business as Buyer may from time to time reasonably request and which is prepared by Seller or caused by Seller to be prepared in the ordinary course of business.

          (f) Pay or cause to be paid or provided for all property, sales, use, franchise, excise, social security, withholding, workers compensation and unemployment insurance taxes and all other taxes of or relating to the Business, and employees, required to be paid to city, county, state, federal and other governmental units up to the Closing Date.

          (g) Maintain in full force and effect all of its existing casualty, liability, and other insurance through the day following the Closing Date in amounts not less than those in effect on the date hereof.

          (h) Notify Buyer in writing of any material adverse change in the assets, liabilities, business, operations, prospects, properties or condition (financial or otherwise) of the Business including, but not limited to, information (including copies of all documents and records relating thereto) concerning all material claims asserted against or affecting the Business or its assets, properties or business and concerning all (regardless of materiality thereof) actions, suits or proceedings instituted or threatened against or affecting the Business or its assets, properties or business before or by any court or governmental authority.

          (i) Keep Buyer informed on a regular basis concerning the management of the Assets, any material new contracts, agreements commitments or transactions proposed to be entered into or employees proposed to be engaged in by Seller, and any other material developments relating to the Business; provided, however, that notwithstanding the foregoing or any other provision of this Agreement, between the date hereof and the Closing, Buyer, its employees and agents shall not directly or indirectly control, supervise or direct or attempt to control, supervise or direct the operation of the Publications, but such operation shall be the sole responsibility of and in the complete discretion of Seller.

          (j) Permit Buyer and its representatives, agents, employees and independent contractors, at Buyer's expense, to conduct inspections, to audit the books and records of Seller and to verify revenue of the Publications and, in connection therewith, Seller agrees to give such instructions to its independent accountants as Buyer may reasonably request.

     SECTION 5. NEGATIVE COVENANTS OF SELLER.
                ----------------------------

     Between the date hereof and the Closing Date, except as contemplated by this Agreement, Seller will not, without the prior written consent of Buyer:

          (a) With respect to employees of the Business, except for separation bonuses and payments, enter into any agreements with employees, increase the compensation or bonuses payable to or to become payable by Seller to any of the employees or effect any changes in the management, personnel policies or employee benefits, except in accordance with existing employment policies and practices.

          (b) Create, assume or permit to exist any new mortgage, deed of trust or pledge, or further subject to any lien or encumbrance any, of the Assets, whether now owned or hereafter acquired.

          (c) Enter into any contracts, leases, commitments, understandings, licenses, or other agreements or incur any obligation or liability (contingent or absolute), except current liabilities incurred in the ordinary course of business and obligations under the contracts listed in the Schedules attached hereto; provided, however, that Seller may enter into such other contracts, leases, commitments, understandings, licenses or other agreements in the ordinary course of business which are consistent with Seller's past business practices.

          (d) Do or omit to do any act (or permit such action or omission) which will cause a material breach of any contract, understanding, commitment, obligation, lease, license or other agreement to which Seller is a party or by which Seller is bound; or enter into or become subject to any employment, labor or union contract, any professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, deferred compensation, retirement, hospitalization, employee benefit, or other similar plan; or increase the salary, wages or benefits payable or to become payable to any employee, or pay or arrange to pay any bonus payment to any employee.

          (e) Sell, exchange, transfer or otherwise dispose of any of the Assets.

          (f) Enter into any transaction other than in the ordinary course of business.

          (g) Make or permit any amendment or termination of any material contract, agreement or license to which Seller is a party or which it owns, otherwise than in the ordinary course of business.

          (h) Make any material change in any method of accounting or accounting practice.

          (i) Agree, whether in writing or not, to do any of the foregoing.

     SECTION 6. ADDITIONAL UNDERTAKINGS AND COVENANTS.
                -------------------------------------

     6.1 Announcements and Disclosures. Except as hereinafter set forth or as may be reasonably necessary or appropriate to perform or to anticipate performance of the transactions contemplated by this Agreement, no party hereto will release information to the public or any governmental authority concerning this Agreement or the transactions contemplated hereby without first consulting with and obtaining the consent of the other parties hereto; it being understood, however, that none of the parties can be prevented by this Agreement from compliance with requirements of the law. Buyer may disclose or release any documents or other information in connection with the financing for the acquisition herein contemplated. Seller may disclose the pending sale to its employees, vendors, customers and independent contractors.

     6.2 Covenant Not To Compete By Seller. At Closing, Seller shall execute and deliver a Non-Compete Agreement in the form attached hereto as Schedule 6.2. The consideration for such non-compete is included in the purchase price.

     6.3 Covenant Not To Compete Agreement by Monroe. At the Closing, Monroe shall execute and deliver a Non-Compete Agreement in the form attached hereto as
Schedule 6.3. In addition to the Purchase Price, Buyer shall pay to Monroe in cash at the Closing the amount of Three Hundred Seventy-Five Thousand and No/100 ($375,000.00) Dollars as consideration for Monroe to enter into and perform under the Covenant Not To Compete Agreement.

     6.4 Covenant Not to Compete and Sale of Name by Newsome. At the Closing, Newsome shall execute and deliver a Non-Compete Agreement and Bill of Sale in the form attached hereto as Schedule 6.4. In addition to the Purchase Price, Buyer shall pay to Newsome in cash at the Closing the amount of One Million Two Hundred Seventy Five Thousand and No/100 ($1,275,000.00) Dollars as consideration for Newsome to enter into and perform under the Non-Compete Agreement and Bill of Sale.

     6.5  Covenant Not To Compete By Morgan.  At the Closing,

Morgan shall execute and deliver a Non-Compete Agreement in the form attached hereto as Schedule 6.5. In addition to the Purchase Price, Buyer shall pay to Morgan in cash at the Closing the amount of One Hundred and No/100 ($100.00) Dollars as consideration for Morgan to enter into and perform under the Covenant Not To Compete Agreement.

     SECTION 7. CLOSING.
                -------

     7.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on November 29, 1996, or at such other time as the parties shall mutually agree. The Closing shall take place at the offices of Seller in St. George, South Carolina, or such other place as the parties may agree. The date on which Closing occurs is referred to herein as the "Closing Date".

     7.2 Deliveries by Seller. At the Closing, Seller shall execute where appropriate and deliver to Buyer the following:

          (a) bills of sale, instruments of assignment and other transfer and lien release documents as may be necessary to transfer the Assets to Buyer free and clear of all liens, claims and encumbrances;

          (b) a good standing certificate for Seller as of a date not more than 10 days prior to the Closing Date issued by the Secretary of State of the State of South Carolina, and of each state in which Seller is qualified to do business as a foreign corporation;

          (c) the books and records of Seller other than corporate minute and stock books;

          (d) a certified copy of the resolutions adopted by the board of directors and shareholders of the Seller approving this Agreement and the transactions contemplated hereby;

          (e) an opinion of counsel for Seller, dated as of the Closing Date, in form and substance satisfactory to the Buyer;

          (f) the Non-Compete Agreement executed by Monroe;

          (g)  the Non-Compete Agreement and Bill of Sale executed by Newsome;

          (h) the Non-Compete Agreement executed by Seller;

          (i) the Non-Compete Agreement executed by Morgan; and

          (j) such other certificates and instruments as Buyer may reasonably request in writing to evidence the consummation of the transactions contemplated hereby.

     7.3 Deliveries by Buyer. On the Closing Date, Buyer shall execute where appropriate and deliver to Seller the following:

          (a) the purchase price for the assets. The Escrow Agent shall deliver the Earnest Money and the Buyer shall pay the balance by wire transfer into Seller's counsel's trust account.

          (b) an assumption agreement whereby Buyer assumes the Assumed Liabilities;

          (c) a certified copy of the resolutions adopted by the board of directors of Buyer authorizing the transactions contemplated by this Agreement approving this Agreement and the transactions contemplated hereby;

          (d) an opinion of counsel for Buyer, dated as of the Closing Date, in form and substance satisfactory to the Seller; and

          (e) such other certificates and instruments as Seller may reasonably request in writing to evidence the consummation of the transactions contemplated hereby.

     Within twenty (20) days after the Closing Date the Buyer shall deliver the amount equal to the Net Working Capital by wire transfer to an account designated by Seller.

     7.4 Control of Business. Until the Closing hereunder, Seller shall have complete control of the Business and the Assets, subject to the terms and provisions of this Agreement. Buyer shall be entitled, however, to reasonable inspection of the Assets, the operation thereof, all records relating thereto and to notice of any developments which are not in the ordinary course of business. From and after the Closing hereunder, Buyer shall have complete control of the Business, its equipment and operation, and the Assets.

     SECTION 8.  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION: REMEDIES.
                 -------------------------------------------------------

     8.1 Survival of Representations. All representations, warranties, covenants, agreements and indemnities made by any party to this Agreement herein shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, agreements and indemnities were made on and as of such date, and all such representations, warranties, covenants, agreements and indemnities shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

     8.2 Indemnification by Seller. Seller hereby agrees to indemnify, defend and hold harmless Buyer and its shareholders, officers, directors, employees, agents and affiliates from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, relating to, imposed upon or incurred by Buyer or said indemnified related party, directly or indirectly, by reason of or resulting from:

          (a) any breach of the representations and warranties or noncompliance with any covenants, agreements or undertakings by Seller contained in or made pursuant to this Agreement;

          (b) any and all liabilities or claims (absolute, contingent or existing) against Buyer arising or accruing from events, occurrences or omissions prior to the close of business on the Closing Date relating to the operation of the Business, provided, however, specifically excluded from this indemnification are the Assumed Liabilities; and

          (c) any and all liabilities to or claims of a third party arising out of litigation due to the conduct of the business of Seller prior to the close of business on the Closing Date, provided, however, specifically excluded from this indemnification are those matters set forth on Schedule 2.28 attached hereto and the Assumed Liabilities.

     8.3 Indemnification by Buyer. Buyer hereby agrees to indemnify, defend and hold harmless Seller and its shareholders, officers, directors, employees, agents and affiliates from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, relating to, imposed upon or incurred by Seller or said indemnified related party, directly or indirectly, by reason of or resulting from:

          (a) any breach of the representations and warranties or noncompliance with any covenants, agreements or undertakings by Buyer contained in or made pursuant to this Agreement;

          (b) any claim for rent payable or other liabilities in respect of the Assumed Liabilities;

          (c) any and all liabilities or claims (absolute, contingent or existing) against Seller arising or accruing from events, occurrences or omissions after the close of business on the Closing Date relating to the operation of the Business by Buyer; or

          (d) any and all liabilities to or claims of a third party arising out of the matters set forth on Schedule 2.28 and any litigation due to the conduct of the business of Buyer subsequent to the close of business on the Closing Date, whether or not disclosed on any Schedule attached hereto.

     8.4 Indemnification Procedures. The following provisions shall apply to any indemnification under this Section 8:

          (a) In order for the party from whom indemnity may be sought (the "Indemnitor") to be fully informed at all times concerning its possible obligations to give indemnity to the claimant thereof under the provisions of this Section 8 (the "Indemnitee") and to permit the amounts thereof to be minimized, if the Indemnitee suffers or is threatened with or incurs any loss, damage or expense for which it would be entitled to be indemnified, the Indemnitee shall give written notice to Indemnitor accompanied, if requested by Indemnitor, with documentation demonstrating the Indemnitee's possible right to receive indemnity and setting forth the amount of the claimed damage on account thereof. If the Indemnitor disputes the propriety of any such claim, the parties shall be free to dispose of such dispute as they see fit, by litigation or otherwise. With respect to any claim made by any third party which, if established, would entitle the Indemnitee to receive indemnity from the Indemnitor, the Indemnitee shall forward to the Indemnitor the original or a copy of such claim and all documents received from the third party in support of its claim. If within fifteen days of the notice of such claim, Indemnitor requests in writing that such third party claim not be paid, Indemnitee shall not pay such claim, Indemnitor shall, at its expense (including employment of counsel acceptable to the Indemnitee), settle, compromise or litigate such claim in good faith, and shall keep the Indemnitee and its counsel adequately informed of any action taken in the progress thereof; provided, however, that the Indemnitee shall not be required to refrain from paying any such claim which has matured to a court judgment or decree unless a timely appeal is taken therefrom and a proper appeal bond posted by the Indemnitor, nor shall Indemnitee be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of the properties of Indemnitee or an order restraining or enjoining Indemnitee, temporarily or permanently, from the operation of its business in the normal course. If, by the expiration of fifteen days after notice of such a claim is given to Indemnitor, Indemnitor has not notified Indemnitee that it will undertake to settle, compromise or litigate such claim, Indemnitee shall be entitled to settle, compromise or litigate such claim by counsel of its choice.

          (b) Each party will cooperate with the other in resolving or attempting to resolve any claim and will permit the other party access to all books and records which might be useful for such purpose, during normal business hours and at the place where the same are normally kept, with full right to make copies thereof or extracts therefrom at the cost of the copying party.

          (c) Failure to give notice or otherwise comply with the terms of this
Section 8.4 shall not invalidate any claim for indemnity except to the extent that the failure to give such notice or otherwise comply with the provisions of this section shall have resulted in actual damage to the other party. Indemnity shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer). Indemnitor shall be subrogated to all rights of Indemnitee against any third party with respect to any claim which Indemnitee was paid.

          (d) Notwithstanding the foregoing, (i) no Indemnitor shall be liable for indemnification claims hereunder until the aggregate amount of such claims exceeds Fifty Thousand and No/100 ($50,000.00) Dollars from and after which time the Indemnitor shall be liable for all claims hereunder (including the first Fifty Thousand and No/100 ($50,000.00) Dollars in such claims) and (ii) any claim for indemnity shall be asserted, if at all, on or before the second anniversary of the Closing Date.

     SECTION 9. CONDITIONS PRECEDENT.

     9.1 Buyer's Performance. The obligations of Buyer hereunder are subject to the conditions that on or before the Closing Date hereunder:

          (a) All conditions required by this Agreement to be performed or complied with prior to or at the Closing Date hereunder shall have been so performed or complied with.

          (b) Except for the matters set forth on Schedule 2.28, no litigation, investigation or proceeding, including but not limited to bankruptcy or insolvency proceedings, shall have been instituted or threatened against Seller which would materially adversely affect the Business or the Assets and/or the operation of the Business or the Assets, and there shall have been no materially adverse change in the condition of the Business or the Assets.

          (c) Seller shall have executed and delivered at the Closing all of the instruments required of it herein and all of the representations and warranties of Seller shall be substantially true and correct on the Closing Date to the extent that the Business is not materially adversely affected and each and all of the agreements and covenants of Seller to be performed on or before the Closing Date pursuant to the Agreement shall have been duly performed.

     9.2 Seller's Performance. The obligations of Seller hereunder are subject to the conditions that on or prior to the Closing Date:

          (a) All conditions required by this Agreement to be performed or complied with prior to or at the Closing Date hereunder shall have been so performed or complied with.

          (b) Buyer shall have executed and delivered at the Closing all of the instruments required of it herein and all of the representations and warranties of Buyer shall be true and correct on the Closing Date and each and all of the agreements and covenants of Buyer to be performed on or before the Closing Date pursuant to this Agreement shall have been duly performed.

     SECTION 10.  ESCROW PROVISIONS.

     10.1 Appointment of Escrow Agent. The parties hereby designate Nelson Mullins Riley & Scarborough, L.L.P. to act as Escrow Agent hereunder. The Escrow Agent shall be bound by the provisions of this Article 10, but not by any other provisions of this Agreement.

     10.2 The Deposit. Upon the execution of this Agreement, Buyer has delivered to the Escrow Agent the Deposit as provided in Section 1.3, and the Escrow Agent hereby acknowledges receipt thereof. The Escrow Agent shall hold the Deposit in Escrow Agent's Trust Account.

     10.3 Disposition Of Deposit in the Event the Closing does Not Occur. In the event that this Agreement is terminated in any manner other than as specified in subparagraph 9.1 above, the Escrow Agent shall deliver the Deposit to Seller.

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

     10.4 Disposition Of Deposit in the Event the Closing Does Occur. At Closing the Escrow Agent shall deliver the Deposit to the Seller as part of the purchase price to be paid by Buyer.

     10.5 Provisions as to Escrow Agent.

          (a) The Escrow Agent shall be protected in acting upon any written notice, statement, certificate, waiver, consent or other instrument or document which the Escrow Agent believes to be genuine.

          (b) It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that the Escrow Agent shall not be liable for any error or judgement, or for any act done or step taken or omitted in good faith, or for anything which the Escrow Agent may do or refrain from doing in connection with this Agreement, except that the Escrow Agent shall be liable for its own gross negligence or willful misconduct. In no event shall the Escrow Agent be required to account for any application of funds subsequent to disposition thereof in accordance with this Agreement by the Escrow Agent.

          (c) The Escrow Agent may consult with and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or the Escrow Agent's duties hereunder, the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion of its legal counsel. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of any of the other parties hereto, or anyone else, to perform or comply with any provisions of this Agreement or any other agreement or undertaking.

          (d) If at any time the Escrow Agent shall be in doubt as to the party or parties entitled to receive any or all of the Deposit, the Escrow Agent may apply to a court for a determination of the party or parties entitled to receive the same, and the Escrow Agent shall incur no liability therefor.

          (e) If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to any disbursement from the Deposit, or if for any other reason its shall be unable in good faith to determine the party or parties entitled to receive a disbursement from the Deposit, the Escrow Agent may refuse to make such disbursement until the Escrow Agent shall have received instructions in writing signed by all of the other parties hereto, or until directed by a final order of a court (in an action brought by the Escrow Agent pursuant to paragraph (d) of this Section or by any other person), whereupon the Escrow Agent shall make such disbursement in accordance with such instructions or order.

     SECTION 11.  MISCELLANEOUS.

     11.1 Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order fully to effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the Closing.

     11.2 Expenses. Each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

     11.3 Entire Agreement; Amendment. This Agreement, including the Schedules hereto and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought. All schedules and exhibits hereto shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     11.4 Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege to be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any part hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     11.5 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

     11.6 Confidentiality. Buyer agrees that any information stamped, marked or designated by Seller as confidential, shall be maintained as confidential by Buyer and Buyer agrees not to disclose any such information to any person whatsoever other than is necessary to disclose such information to its own employees and other representatives (including prospective lenders) (and shall advise such person of the confidential nature of the information) for the purpose of effecting the transaction contemplated by this Agreement (including the financing thereof) unless such information becomes otherwise publicly available or Buyer is required to make such disclosure by order of a court or governmental agency. Buyer agrees that, in the event this Agreement is not closed for any reason whatsoever, all documents and copies embodying such information shall be, at the request of Seller, delivered to Seller. Buyer agrees to endeavor to have executed by such employees and agents of the Buyer as may, from time to time be designated by the Seller, a confidentiality letter in such form as is mutually agreed to between the Buyer and the Seller, it being understood that the Buyer shall not be obligated to make any payment of money to any such person in order to induce such person to execute such confidentiality undertaking.

     11.7 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of South Carolina.

     11.8 Notices. All notices, requests and other communications from any of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served when personally delivered (in the case of a corporate entity, to an executive officer of such party), or on the first day after the date of deposit with Federal Express for next day delivery, postage prepaid, or on the third day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar telephonic transmission during normal business hours, provided that the recipient has specifically acknowledged by telephone receipt of such telecopy, fax or telephonic transmission; addressed, in all cases, to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other parties.

     If to Seller:

     Mr. John F. Morgan
     Invesco Capital Management
     1315 Peachtree Street, Suite 300
     Atlanta, Georgia  30309

     with a copy to (which copy shall not constitute notice)

     John C. Stewart, Jr., Esquire
     Nelson Mullins Riley & Scarborough, L.L.P.
     Suite 301, 2411 N. Oak Street
     Post Office Box 3939
     Myrtle Beach, SC  29577

     If to Buyer:

     Adams Outdoor Advertising Limited Partnership
     1380 W. Paces Ferry Road, N.W.
     Suite 170, South Wing
     Atlanta, GA 30327

     with a copy to (which copy shall not constitute notice):

     Kaplan, Strangis and Kaplan, P.A.
     5500 Norwest Center
     90 South Seventh Street
     Minneapolis, MN 55402
     Attention: Andris A. Baltins, Esq.

     11.9 Headings. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     11.10 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, John F. Morgan, Phillip J. Newsome, Rodney Monroe and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement or of any term, condition or covenant hereof.

     11.11 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     11.12 Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     11.13 Attorneys' Fees. In the event of any dispute hereunder between the parties hereto, the party prevailing in any litigation instituted hereunder shall be entitled to recover from the other its costs and expenses thereof, including, specifically, its reasonable attorneys' fees.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

WITNESSES:                             SELLER:

                                       MORGAN NEWSOME MONROE, INC.

/s/ Jessica K. Smith                   By: /s/ Phillip J. Newsome
------------------------------            ---------------------------

/s/ Kimberly M. Lawrence               Its: President
------------------------------             --------------------------




WITNESSES:                             PRINCIPALS:

/s/ Jessica K. Smith                   /s/ Phillip J. Newsome
------------------------------         ------------------------------
/s/ Kimberly M. Lawrence               Phillip J. Newsome
------------------------------

/s/ Jessica K. Smith                   /s/ John F. Morgan
------------------------------         ------------------------------
/s/ Kimberly M. Lawrence               John F. Morgan
------------------------------

/s/ Jessica K. Smith                   /s/ Rodney R. Monroe
------------------------------         ------------------------------
/s/ Kimberly M. Lawrence               Rodney R. Monroe
------------------------------

WITNESSES:                             BUYER:

                                       ADAMS OUTDOOR ADVERTISING
                                       LIMITED PARTNERSHIP

                                       By: Adams Outdoor Advertising, Inc.
                                       Its Managing General Partner

/s/ Jessica K. Smith                        /s/ Abe Levine
------------------------------         By: --------------------------
/s/ Kimberly M. Lawrence                    Vice President
------------------------------         Its: -------------------------